                                                                   EXHIBIT 10.18

                                LEASE AGREEMENT
                                    between

                         MARTIN TOBIAS AND ALEX TOBIAS
                                 ("LANDLORD")

                                      and

                              ENCODING.COM, INC.
                                  ("TENANT")

                           Dated: September 1, 1998

                                TABLE OF CONTENTS

1. Lease; Rights with Regard to Sale of Property.........................    1
         1.1  Lease......................................................    1
         1.2  Right of First Refusal.....................................    1
2. Term and Termination..................................................    2
         2.1  Initial Term...............................................    2
         2.2  Extension Options..........................................    2
         2.3  Early Termination..........................................    2
3. Rent..................................................................    2
         3.1  Monthly Rent...............................................    2
         3.2  Periodic Rent Increases....................................    2
         3.3  Late Payments..............................................    3
         3.4  Additional Rent for Landlord's Work........................    3
4. Taxes.................................................................    3
         4.1  Real Estate Taxes..........................................    3
         4.2  Personal Property Taxes....................................    3
5. Use...................................................................    4
6. Utilities.............................................................    4
         6.1  Utilities..................................................    4
         6.2  Payment of Utilities.......................................    4
7. Maintenance and Repairs...............................................    4
         7.1  Tenant's Obligations.......................................    4
         7.2  Tenant's Failure to Repair.................................    5
         7.3  Landlord's Obligations.....................................    5
8. Alterations and Improvements..........................................    5
         8.1  Signage....................................................    5
         8.2  Tenant's Security System...................................    5
         8.3  Installation; Consent; Ownership...........................    6
         8.4  Liens; Indemnification.....................................    6
         8.5  Removal of Alterations; Surrender..........................    6
         8.6  Surrender..................................................    7
9. Insurance; Indemnity..................................................    7
         9.1  Liability Insurance........................................    7
         9.2  Tenant's Personal Property Insurance.......................    7
         9.3  Tenant's Real Property Insurance...........................    8
         9.4  Waiver of Recovery and Subrogation.........................    8
         9.5  Indemnification............................................    8
10. Damage or Destruction; Condemnation..................................   10
         10.1 Damage Rendering Building Untenantable.....................   10
         10.2 Condemnation...............................................   10
         10.3 Abatement of Rent..........................................   10

                               TABLE OF CONTENTS

11. Assignment and Subletting............................................   11
         11.1  Assignment Without Consent................................   11
         11.2  Assignment With Consent...................................   11
         11.3  Effect of Transfer........................................   11
12. Landlord's Warranties................................................   11
13. Tenant's Warranties..................................................   12
14. Defaults; Remedies...................................................   12
         14.1  Defaults..................................................   12
         14.2  Landlord's Remedies.......................................   12
         14.3  Default by Landlord.......................................   13
         14.4  Tenant's Remedies.........................................   13
         14.5  Self-help.................................................   13
15. Environmental Provisions.............................................   14
         15.1  Environmental Law.........................................   14
         15.2  Hazardous Substances......................................   14
         15.3  Landlord's Representation; Agreement......................   14
         15.4  Tenant's Agreement........................................   14
         15.5  Indemnity.................................................   14
         15 6  Survival..................................................   15
16. General Provisions...................................................   15
         16.1  Subordination.............................................   15
         16.2  Tenant Audit..............................................   15
         16.3  Estoppel Statement........................................   15
         16.4  Landlord's Interests......................................   16
         16.5  Landlord Access...........................................   16
         16.6  Severability..............................................   16
         16.7  Entire Agreement; Amendments; Waiver......................   16
         16.8  Binding Effect; Choice of Law.............................   16
         16.9  Attorneys' Fees...........................................   17
         16.10 Quiet Possession..........................................   17
         16.11 Counterparts..............................................   17
17. Notices..............................................................   17
18. Waiver of Consequential Damages......................................   17
19. Confidentiality......................................................   17

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Lease"), is made effective as of September 1,
                                -----
1998, (the "Commencement Date"), by and between Martin Tobias and Alex Tobias,
            -----------------
individuals residing in the state of Washington (collectively, "Landlord"), and
                                                                --------
Encoding.com, Inc., a Delaware corporation ("Tenant").
                                             ------

1    Lease; Rights with Regard to Sale of Property.

     1.1 Lease. Landlord leases to Tenant, and Tenant leases from Landlord, subject to the terms and conditions set forth in this Lease, the building ("Building") and that certain real property (the "Land") located at 3406 East
  --------                                        ----
Union Street, Seattle, Washington, and as more fully and legally described on Exhibit A attached hereto, upon which the Building is located (collectively, the
---------
"Property"), together with appurtenances and the benefits of any appurtenant
 --------
easements and rights of way.

     1.2 Right of First Refusal. Landlord hereby grants to Tenant, so long as Tenant is not in material default under this Lease, a right of first refusal to purchase the Property on the terms and conditions contained in this Section 1.2.

          (a) If at any time during the Term (as defined in Section 2.1), Landlord receives a bona fide offer (an "Offer") from any person to purchase the
                                         -----
property (the "Potential Buyer"), and Landlord wants to accept such offer,
               ---------------
Landlord shall send to Tenant a copy of the Offer, deleting the Potential Buyer's name and notifying Tenant of Landlord's intention to accept the Offer. Tenant shall have the right within thirty (30) days after receipt of the Offer to accept the terms of the Offer in its own name or in the name of a nominee for the gross purchase price and on the terms specified in the Offer subject to any modifications permitted under Section 1.2(b).

          (b) Landlord and Tenant acknowledge and agree that Tenant plans, without obligation, to undertake substantial improvements (the "Improvements")
                                                                ------------
to the Property pursuant to Section 8.3. Provided such Improvements are not removed in accordance with Section 8.5, if Tenant chooses to accept an Offer, Tenant shall be entitled to deduct from the purchase price contained in such Offer an amount equal to the unamortized cost of those Improvements undertaken by Tenant during the initial two years of the Lease (the "Initial
                                                          -------
Improvements"), as stated by Tenant in Tenant's Federal income tax return
------------
relating thereto. For purposes of this Section 1.2, the cost of the Improvements shall be amortized using the straight-line amortization method, with the amortization period beginning with the year in which the Improvements were made and extending for the following five (5) years. To illustrate the mechanics of this credit, assume that: (a) the cost of the Improvements is $250,000, made in the first year of the Term; (b) the right of first refusal is exercised three
(3) years from the Commencement Date, and (c) the purchase price contained in the Offer is $2,000,000. The cost of the Improvements will be amortized at the rate of $50,000 per year, the amount of the credit will be $100,000 ($250,000 minus $150,000), and Tenant will be entitled to accept the terms of the Offer with a purchase price of $1,900,000.

          (c)  If Tenant elects not to purchase the Property within such thirty
(30) day period, Landlord may then sell the Property to the Potential Buyer, provided that the sale is on the same terms and conditions and for the same price set forth in the Offer, a true copy of which was sent to Tenant. In the event Landlord sells the Property to the Potential Buyer, the terms of this Lease shall continue in full force and effect as if the Property had not been sold.

          (d) The right of first refusal contained in this Section 1.2 shall extend throughout the Term and any Options exercised by Tenant. The failure of Tenant to exercise the right of first refusal shall not be considered a waiver of such right with regard to any future sales of the Property by Landlord; provided, however, that the right of first refusal shall not apply to any successor to Landlord through a bona fide sale of the Property.

2.   Term and Termination.

     2.1  Initial Term. This Lease shall have a term (the "Term") of five (5)
                                                           ----
years and shall commence on September 1, 1998 (the "Lease Commencement Date")
                                                    -----------------------
and shall end on September 1, 2003, or such later or earlier date as provided in Sections 2.2 and 2.3 (the "Lease Termination Date"). Tenant shall not be
                           ----------------------
obligated to pay Rent, as defined below, until Tenant takes possession of the Property (the "Rent Commencement Date").
               ----------------------

     2.2 Extension Options. Tenant shall have the right to extend this Lease for one (1) additional period of five (5) years (an "Option"), upon the same
                                                     ------
terms and conditions of this Lease. To exercise an Option, Tenant must not be in material default under this Lease and must give written notice to Landlord that Tenant is exercising the Option at least sixty (60) days before the Term expires.

     2.3 Early Termination. Notwithstanding any other provision of this Lease, Tenant shall have the right, at Tenant's election, to terminate this Lease one
(1) year from the Lease Commencement Date by giving 30 days prior written notice. Upon Tenant's early termination of the Lease pursuant to this Section 2.3, and as consideration therefor, Tenant shall pay to Landlord, within ten
(10) days of the effective date of such termination, the amount of Fifty Two Thousand Four Hundred Forty Three Dollars ($52,443.00), which is equal to six
(6) months Rent (as defined in Section 3.1 below).

3.   Rent.

     3.1 Monthly Rent. Tenant shall pay to Landlord as monthly rent for the Property Eight Thousand Seven Hundred Forty Dollars and Fifty Cents ($8,740.50), in advance on or before the first day of each month of the Term (the "Basic
                                                                      -----
Rent"). Basic Rent for a partial month shall be prorated on the basis of a
----
thirty (30) day month. Basic Rent shall be payable to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

     3.2 Periodic Rent Increases. Upon exercise of the Option at the expiration of the Term, the amount due as Basic Rent under Section 3.1 shall be increased by a percentage equal to the cumulative percentage increase in the Consumer Price Index, U.S. City Average, All

Urban Consumers (1982-84=100), as published by the United States Department of Labor's Bureau of Labor Statistics, that has occurred during the preceding five
(5) years; provided, however, that the increase for each year cumulated shall be no less than one percent (1%) and no more than five percent (5%).

     3.3 Late Payments. Failure by Tenant to pay Basic Rent or any other sums due hereunder within ten (10) business days after such payment is due shall subject such payment to a late fee equal to five percent (5%) of the payment that is late.

     3.4 Additional Rent for Landlord's Work. During the initial Term of the Lease, Tenant shall pay to Landlord, in addition to Basic Rent, a monthly payment of One Thousand Two Hundred Forty One Dollars and Forty Cents ($1,241.40) as reimbursement to Landlord for work and improvements Landlord made to Property prior to Tenant's possession of the Property ("Additional Rent").
                                                           ---------------
Basic Rent and Additional Rent shall hereinafter be referred to as "Rent".
                                                                    ----
Tenant shall not pay Additional Rent during any Option period.

4.   Taxes.

     4.1 Real Estate Taxes. Tenant shall be responsible for and shall pay when due, all general real estate taxes ("Real Estate Taxes"), levied against the
                                     -----------------
Property that are allocable to the Term, including any local improvement district assessment that is levied upon or assessed against the Property during the Term or otherwise payable as of the Commencement Date. Real Estate Taxes shall exclude, without limitation, any personal or corporate income, franchise, gross receipts, corporation, capital levy, excess profits, revenue, inheritance, gift, estate, payroll or stamp tax or any tax upon the sale, transfer or assignment of Landlord's title or estate which at any time may be assessed against or become a lien upon all or any part of the Property or this leasehold. In addition, Real Estate Taxes shall exclude any liens or taxes, penalties or interest that are allocable to the Property for any time prior to the Term. If at any time during the Term the laws concerning the methods of real property taxation prevailing at the commencement of the Term are changed so that a tax or excise on rents or any other such tax, however described, is levied or assessed against Landlord as a direct substitute in whole or in part for any Real Estate Taxes, before delinquency the substitute tax or excise on rents shall be deemed to be Real Estate Taxes. Landlord shall promptly provide Tenant with the statement of the Real Estate Taxes upon receipt of the same.

     4.2 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant owned alterations and improvements, utility installations, trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Building or on the Property. When possible, Tenant shall cause its trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within twenty (20) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

5    Use. The Building shall be used and occupied for office, computer and audio/visual equipment, and maintenance of electronic products, sales activities related thereto and such other lawful uses permitted by and in compliance with applicable governmental regulations. Tenant shall, at its expense, comply promptly with all laws, rules, and regulations promulgated by any governmental authority having jurisdiction over the Building relating to Tenant's use. Tenant shall not use or permit the use of the Building for any illegal purpose. Tenant shall not use or permit the use of the Building in a manner that creates waste or a nuisance, or causes damage to the Building, or that unreasonably disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties. Tenant shall have the exclusive right to use, in compliance with all laws, all of the parking stalls available for use located within the Building, subject to the rules and regulations and any charges that may be established or altered for such parking facilities from time to time.

6.   Utilities.

     6.1 Utilities. Landlord will provide the following utilities which shall be directly metered to Tenant:

          (a) Electricity for lighting, equipment, and appliances used in the tenant's business,

          (b) Heating, venting and air conditioning system that controls all areas of the Building to a temperature appropriate for Tenant's business; and

          (c)  Water for drinking, restroom and office cleaning purposes.

     6.2 Payment of Utilities. Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Building or to Tenant, together with any taxes thereon. Landlord shall promptly provide Tenant with copies of all utility statements upon receipt of the same.

7.   Maintenance and Repairs.

     7.1 Tenant's Obligations. Subject to the provisions of Section 7.3 (Landlord's obligations to repair) and Section 10 (damage and destruction and condemnation), Tenant shall, at Tenant's sole cost and expense and at all times, keep the Building in good order, condition, and repair, including, without limiting the generality of the foregoing, all equipment or facilities serving the Building and located thereon, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, telecommunications, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, interior walls, ceilings, floors, windows, doors, plate glass, and skylights. Tenant shall also keep the sidewalk adjacent to the Building and all stairways, platforms, parking areas, and service areas which solely serve and/or are immediately adjacent to the Building in good maintenance and repair and clear of debris, rubbish, snow, ice and excess moisture or water. Tenant, in keeping the Building in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant's obligations shall include replacements or renewals when necessary to keep the Building and the improvements on all or a part of the Building in good order, condition, and state of repair. Tenant shall be responsible for all costs incurred in connection with the maintenance and service of the following equipment and improvements, if any, located in or on the Building: (i) heating, air conditioning and ventilation equipment, (ii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, and (iii) landscaping and yard maintenance. Tenant shall be responsible for all costs and expenses required under such contract(s).

     7.2 Tenant's Failure to Repair. If Tenant refuses or fails to perform its repair obligations within a period of ten (10) days after receipt of written notice or such longer period as may be reasonably required so long as Tenant has commenced its repair obligations within ten (10) days after receipt of such written notice from Landlord then, in addition to all other rights and remedies available to Landlord, Landlord may, but is not required to, enter the Building and make the repairs and the costs of the repairs shall be due from Tenant upon demand provided, that Landlord shall not be obligated to give Tenant notice and an opportunity to comply if there is an immediate danger to persons or property or if an emergency exists and Tenant fails to perform its repair obligations.

     7.3 Landlord's Obligations. At all times, Landlord shall, at Landlord's sole cost and expense, keep in good order, condition and repair all structural aspects of the Building and Property, including but not limited to the roof, drains, downspouts, gutters, walls, floors, exterior utility services and foundation of the Building. Landlord shall give reasonable advance notice to Tenant of such repairs to the extent practical and feasible and Landlord's repairs shall not affect Tenant's ability to transact business at the Building. In the event Tenant's access to the Building is blocked due to Landlord's repairs, Tenant's Rent shall be abated in an amount proportionate to that portion of Tenant's space that is inaccessible due to the repairs. Other than Landlord's obligations set forth in this Section 7.3 and in Section 10 hereof (relating to destruction and condemnation of the Building), it is intended by the parties hereto that Landlord have no further obligation to repair and maintain the Building, the improvements located in or on the Building, or the equipment in the Building, all of which obligations are intended to be that of the Tenant under Section 7.1 of this Lease. It is the intention of the parties that the terms of this Lease govern the respective obligations of the parties as to maintenance and repair of the Building.

8.   Alterations and Improvements.

     8.1 Signage. Tenant is authorized to install at its expense a sign or signs identifying Tenant by its business name on the Building exterior and to install a sign at each employee and public entrance to the Building. All such signs shall be installed in compliance with the requirements of applicable laws.

     8.2 Tenant's Security System. Tenant may install keyed, combination, or cipher locks on interior doors of the Building, provided Tenant obtains Landlord's prior written consent, which shall not be unreasonably withheld. Tenant may install an electronic security system in the Building, including, but not limited to, pass card door lock systems and camera surveillance systems, provided Tenant obtains Landlord's prior written consent, which shall not be unreasonably withheld. Tenant agrees to provide Landlord with such keys, combinations, cards, passwords or other devices or information as required to permit Landlord independent access to the Building. Landlord agrees to give Tenant a minimum of one (1) full business day's notice prior to any entry by the Landlord to the Building in the capacity as Landlord provided, however, that no prior notice shall be required of Landlord in the case of an emergency situation necessitating immediate action by Landlord to preserve or protect the Building or Property.

     8.3 Installation; Consent; Ownership. The parties agree that Tenant intends, without obligation, to remodel and expand the Building substantially and will incur all costs in connection with such a remodel. Consent to such remodeling and expansion is hereby given by Landlord, conditioned upon: (i) Tenant's acquiring all applicable permits required by governmental authorities,
(ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the alteration or improvement to Landlord prior to commencement of the work, and (iii) the compliance by Tenant with all conditions of such permits in a prompt and expeditious manner. Any alterations or improvements by Tenant during the Term of this Lease (together, the "Tenant
                                                                     ------
Work") shall be done in a good and workmanlike manner, with good and sufficient
----
materials, and in compliance with all applicable law. Tenant shall promptly upon completion furnish Landlord with as-built plans and specifications for any such alteration or improvement.

     8.4 Liens; Indemnification. Any alterations and additions to the Building done by Tenant shall be for its own account and not as Landlord's agent. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord in the Building, including with respect to those who may furnish materials or perform labor or professional services with respect to any construction or repairs. Tenant shall keep the Building free of and hold Landlord harmless from any liens arising out of work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall contest the amount or validity of any such liens, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Landlord against liability, for the lien or claim, as required by law for the holding of the Building free from the effect of such lien or claim. in addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in such action if Landlord shall decide it is in its best interest to do so. Tenant agrees to provide Landlord with written notice of its intent to cause the performance of any labor or services, or the furnishing of any materials to or for the benefit of the Building, at least thirty (30) days prior to the date of the commencement of performance, and Landlord shall have the right to post notices of non-responsibility in or about the Building as provided by law.

     8.5 Removal of Alterations; Surrender. At any time during the Term, Tenant may, at Tenant's expense and with Landlord's consent (which will not be unreasonably withheld), remove Tenant's Work. All such removals shall be accomplished in good workmanlike manner so as not to damage the primary structure or structural qualities of the Building and other improvements on the Building and Property. Unless otherwise agreed in writing, Landlord may require that Tenant's Work be removed by the expiration or earlier termination of this Lease, notwithstanding that such installation may have been consented to by Landlord. Landlord may require the removal at any time of all or any part of Tenant's Work installed without the required consent of Landlord. Any part of Tenant's Work that is not removed prior to the expiration or termination of this Lease shall become the property of Landlord. In the event of removal, Tenant shall, at its sole cost, repair any damage to the Building caused by such removal of Tenant's Work.

     8.6 Surrender. Tenant shall surrender the Property by the end of the last day of the Lease term or any earlier termination date, with all of the improvements, parts, and surfaces of the Building clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration
           ---------------------
that would have been prevented by Tenant performing all of its obligations under this Lease. The obligation of Tenant shall include the repair of any damage occasioned by the installation, maintenance or removal of Tenant's alterations and improvements.

9.   Insurance; Indemnity.

     9.1 Liability Insurance. Tenant shall purchase and keep in force during the Term a Commercial General Liability Policy (a "Policy") with limits of not
                                                   ------
less than $1,000,000.00 per occurrence covering bodily injury to persons, including death, and damage to property, however occasioned, in, on or about the Property. Such insurance shall be with responsible insurers acceptable to Landlord (whose acceptance shall not be unreasonably withheld or delayed) and shall provide coverage for the Tenant's insurable contractual liability assumed in Section 9.5. Tenant shall cause its Commercial General Liability insurer to name Landlord as an additional insured under the Policy to the extent of its insurable contractual liability assumed in Section 9.5. The Policy shall contain a severability of interests provision, a provision that the insurance provided to Landlord as additional insured shall be primary to and not contributory with insurance maintained by Landlord, a provision that losses and damages to Landlord's Property are payable directly to Landlord and a provision that an act or omission of one of the insureds or additional insureds that would void or otherwise reduce coverage shall not reduce or void the coverage as to the other named and additional insureds. Upon demand, the Landlord will be furnished with a certificate of insurance evidencing that the foregoing insurance is in effect. Such insurance shall (a) be kept current throughout the Term of this Lease, (b) reflect the status Landlord as additional insured, and (c) provide for thirty
(30) days advance notice to Landlord in the event of cancellation of the Policy.

     9.2 Tenant's Personal Property Insurance. Throughout the Term, Tenant shall maintain, at Tenant's expense, standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All Risk") and sprinkler leakage. This insurance
                            --------
policy shall be upon all property owned by Tenant, for which Tenant is legally liable and which is located at the Building, including but not limited to furniture, fittings, installations, fixtures, and any other personal property of Tenant, in an amount not less than ninety percent (90%) of the replacement cost thereof at Tenant's option, Tenant may undertake to maintain deductibles under the property insurance policy and may elect to self-insure some or all of the property located at the Building. Any undertaking by Tenant to assume deductibles or self-insure its property located at the Building shall not serve to adversely affect Landlord, and Landlord shall be protected against loss or damage to Tenant's property in the same manner as if Tenant's property were fully insured.

     9.3 Tenant's Real Property Insurance. At all times during the Term, Tenant shall maintain a standard form property insurance policy with responsible insurers covering the Building against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All Risk") and
                                                           --------
sprinkler leakage, glass and signs with an endorsement to cover the cost of law mandated changes to the Building in connection with restoration after a casualty. Such insurance shall provide coverage for all property in which Landlord holds an interest in an amount not less than one hundred percent (100%) of the replacement value of the property. Tenant shall cause its Real Property insurer to name Landlord as an additional insured under the Policy to the extent of its insurable contractual liability assumed in Section 9.5. At Tenant's option, Tenant may undertake to maintain deductibles under the property insurance policy. Any undertaking by Tenant to assume deductibles shall not serve to adversely affect Landlord, and Landlord shall be protected against loss or damage to Landlord's property in the same manner as if Landlord's property were fully insured. Upon demand, the Landlord will be furnished with a certificate of insurance evidencing that the foregoing insurance is in effect. Such insurance shall (a) be kept current throughout the Term of this Lease, (b) reflect the status Landlord as additional insured, (c) provide for thirty (30) days advance notice to Landlord in the event of cancellation of the Policy, (d) provide that losses and damages to Landlord's Property are payable directly to Landlord and (e) comply with any insurance coverage required under any mortgage or deed of trust on the Property.

     9.4 Waiver of Recovery and Subrogation. Landlord and Tenant each release and relieve the other and waive their entire right of recovery for loss or damage to property located within or constituting a part or all of the Building to the extent that the loss or damage is covered by (i) the injured party's insurance, or (ii) the insurance the non-injured party is required to have under this Section 9, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or emissions of Landlord or Tenant, or their respective officers, directors, employees, agents, contractors, or invitees. Each of Landlord and Tenant shall have their respective property insurers endorse the applicable insurance policies to reflect the foregoing waiver of claims, provided however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable.

     9.5  Indemnification.

          (a) Tenant. Subject to the waiver in Section 9.4, Tenant shall indemnify and hold harmless Landlord from claims, suits, actions, or liabilities for personal injury, death, or for loss or damage to property that arises out of
(i) Tenant's use of the Property, (ii) the negligence or willful misconduct of Tenant, its employees, agents, contractors, or invitees, or (iii) any breach or default by Tenant in the performance of any obligation on Tenant's part to be performed under this Lease. This indemnity does not apply (x) to claims, suits, actions, or liabilities to the extent they are caused by the negligent acts or omissions or willful misconduct of Landlord, its agents, employees, contractors or invitees,
(y) to damage claims, suits, actions or liabilities waived under Section 9.4, or
(z) to the indemnity in Section 15.5.

     In the absence of comparative or concurrent negligence on the part of Landlord, its agents, their affiliates and subsidiaries, or their respective directors, employees, or contractors, the foregoing indemnity shall also include reasonable costs, expenses, and attorney's fees incurred in connection with any indemnified claim or incurred by Landlord in successfully establishing the right to indemnity. Tenant shall have the right to assume the defense of any claim subject to this indemnity. Landlord agrees to cooperate fully with Tenant and Tenant's counsel in any matter where Tenant elects to defend, provided Tenant promptly reimburses Landlord for reasonable costs and expenses incurred in connection with its duty to cooperate.

     The foregoing indemnity is conditioned upon Landlord providing prompt notice to Tenant of any claim or occurrence that is likely to give rise to a claim, suit, action, or liability that will fall within the scope of the foregoing indemnity, along with sufficient details that will enable Tenant to make a reasonable investigation of the claim. When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord, Tenant's duty to indemnify and defend shall be proportionate to Tenant's allocable share of joint negligence or willful misconduct.

          (b) Landlord. Subject to the waiver in Section 9.4, Landlord shall indemnify and hold harmless Tenant from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property that arises from
(i) any activity work, or thing done, permitted, or suffered by Landlord, acting exclusively in his capacity as Landlord and not as an employee of Tenant, in or about the Property (ii) the negligence or willful misconduct of Landlord, its employees, agents, or contractors or (in) any breach or default by Landlord in the performance of any obligation on Landlord's part to be performed under this Lease. This indemnity does not apply to claims, suits, actions or liabilities
(x) to the extent they are caused by the negligent acts or omissions or willful misconduct of Tenant, its agents, employees, contractors or invitees, (y) to damage, claims, suits, actions or liabilities waived under Section 9.4, or (z) to the indemnity in Section 15.5.

     In the absence of comparative or concurrent negligence on the part of Tenant, its agents, their affiliates and subsidiaries, or their respective directors, employees or contractors, the foregoing indemnity shall also include reasonable costs, expenses, and attorney's fees incurred in connection with any indemnified claim or incurred by Tenant in successfully establishing the right to indemnity. Landlord shall have the right to assume the defense of any claim subject to this indemnity with counsel reasonably satisfactory to Tenant. Tenant agrees to cooperate fully with Landlord and Landlord's counsel in any matter where Landlord elects to defend, provided Landlord shall promptly reimburse Tenant for reasonable costs and expenses incurred in connection with its duty to cooperate.

     The foregoing indemnity is conditioned upon Tenant providing prompt notice to Landlord of any claim or occurrence that is likely to give rise to a claim, suit, action or liability that will fall within the scope of the foregoing indemnity, along with sufficient details that will enable Landlord to make a reasonable investigation of the claim. When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord, Landlord's duty to indemnify and defend shall be proportionate to Landlord's allocable share of joint negligence or willful misconduct.

10.  Damage or Destruction; Condemnation.

     10.1 Damage Rendering Building Untenantable. If all or a majority of the Building is damaged or destroyed, then Landlord may at Landlord's option either
(i) repair such damage or destruction as soon as reasonably possible at Landlord's expense to its condition existing at the time of the damage (not including any damage or destruction caused by Tenant or to Tenant's fixtures, equipment, personal property, or tenant improvements) and this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord's option to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage and Landlord shall return all prepaid rent from and after such date to Tenant. If (i) all or part of the Building is damaged or destroyed through no fault or act of Tenant or Tenant's access to the Building or parking area is materially obstructed or hindered through fault or act of Landlord, and (ii) Landlord's repair will take more than one hundred eighty (180) days to complete, or Landlord's removal of the obstruction will take more than ten (10) days to complete, based on Landlord's reasonable estimate, then Tenant may elect to terminate this Lease effective as of the date of such event by written notice to Landlord given within twenty (20) days from such date. If Tenant does not elect to terminate this Lease pursuant to this Section, then Landlord shall immediately commence and diligently pursue to completion repairs of such damage and/or removal of such obstruction or hindrance. Tenant shall cooperate with Landlord in connection with any restoration, repair or removal, including but not limited to the approval and/or execution of required plans and specifications.

     10.2  Condemnation. "Taking" means a taking by or condemnation by the
                          ------
exercise of the power of eminent domain by a public or quasi-public authority or entity, whether or not there is a taking of title, or a conveyance in lieu thereof. If there is a Taking of the entire Building or of the entire parking area serving the Building, this Lease shall terminate as of the earlier of the date title vests or the date Tenant is dispossessed by the Taking authority. If
(i) a Taking of part of the Building in Tenant's judgment reasonably exercised materially interferes with Tenant's ability to conduct its business, or (ii) a Taking substantially denies or interferes with Tenant's access to the Building, Tenant shall have the right to terminate this Lease by giving Landlord notice of its election within thirty (30) days of the Taking. The Lease shall terminate on the earlier of the date when title vests, the date Tenant is dispossessed by the Taking authority or sixty (60) days following Tenant's notice.

     10.3 Abatement of Rent. If all or part of the Property or Building is damaged or destroyed through no fault or act of Tenant, is subject to a Taking, or Tenant's access to the Property, Building or parking area is obstructed or materially hindered through fault or act of Landlord, Rent shall be abated in the proportion that Tenant's use of the Property or Building are diminished by such damage, Taking or obstruction. The abatement shall continue from the date the damage, Taking or obstruction occurred until five (5) business days after Landlord completes the necessary repairs and restoration for which Landlord is responsible and gives notice of such completion to Tenant. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damages suffered by reason of any such damage, Taking or obstruction.

11.  Assignment and Subletting.

     11.1 Assignment Without Consent. Without Landlord's consent, the Property may be subleased and/or the Lease may be assigned in part or whole (whether by operation of law or otherwise) to a subsidiary of Tenant, to an entity with which or into which Tenant may merge or to the purchaser of substantially all of Tenant's assets.

     11.2 Assignment With Consent. Except as provided in Section 11.1, Tenant may only assign this Lease in part or whole or sublet all or any part of the Property and Building if Tenant first obtains Landlord's consent to the proposed assignment or subletting in writing. Landlord's consent shall not be unreasonably withheld. Any assignment or subletting of this Lease made by Tenant without the required consent shall be void.

     Landlord's consent or refusal of consent shall be in writing and, if Landlord refuses consent, the reasons for refusal shall be stated with particularity. Landlord's consent to an assignment shall be accompanied by a statement addressed to Tenant and the assignee or subtenant, upon which statement Tenant and the assignee or subtenant may conclusively rely, stating that Tenant is not in default under the Lease (or setting forth in what respects Tenant is in default), that this Lease has not been amended or modified (or setting forth such amendments or modifications), the expiration date of this Lease, and the date to which Rent has been paid. Tenant shall pay all of Landlord's reasonable fees for legal and/or financial services incurred by Landlord in connection with Tenant's request to assign or sublet all or a portion of the Lease.

     11.3 Effect of Transfer. Landlord agrees, upon request by Tenant, (i) to amend the notice address for Tenant to add the transferee, and (ii) to deliver to the Tenant or its successor concurrently with the delivery thereof to such transferee, copies of any notices of default delivered pursuant to the terms of this Lease. Additionally, if requested of Landlord pursuant to an assignment or sublease, the transferee shall have the right to cure any default under this Lease within the applicable cure period provided for the Tenant in this Lease. If the assignment or sublease permits Tenant to recover possession of the Building from the transferee and again take possession of the Building as Tenant, Landlord agrees to recognize Tenant again as the "Tenant" under this
                                                          ------
Lease if such a recovery should occur.

12. Landlord's Warranties. To induce Tenant to execute this Lease, and in addition to the other representations and warranties of Landlord contained in this Lease, Landlord warrants and represents as of the date hereof, that (i) it is the owner of the Property with good and marketable title to the Building and the Land, (ii) it has full right and lawful authority to enter into and perform Landlord's obligations under this Lease for the full Term, and (iii) this Lease, the Building, and any improvements constructed by Landlord, do not, to the best of Landlord's knowledge, violate any applicable law without limitation, zoning, building and energy codes, or the provisions of any instrument or agreement executed by Landlord that places any restrictions, encumbrances or burdens on the Property.

13. Tenant's Warranties. Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees from Landlord in respect of the negotiation, execution or delivery of this Lease and Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person based on any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. The provisions of this Section 13 shall not apply to brokers with whom Landlord has a brokerage agreement. Tenant represents and warrants that is has been duly authorized to execute and deliver this Lease in accordance with a duly adopted resolution of the board of directors of Tenant in accordance with Tenant's bylaws, and that this Lease is binding upon Tenant in accordance therewith.

14.  Defaults; Remedies.

     14.1 Defaults. Each of the following shall constitute a default (a "Default") by Tenant:
 -------
           (a) The failure by Tenant to make any payment of Rent or any other payment as required by this Lease within ten (10) business days after the receipt of written notice from Landlord.

           (b) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Section 14.l(a) above, where such failure shall continue for a period of thirty (30) days after receipt of written notice from Landlord; provided, however, that if more than thirty (30) days are required for Tenant to cure the breach, then Tenant shall not be in default if Tenant commences such cure within such thirty (30) day period and diligently prosecutes the cure to completion.

           (c) The occurrence of any of the following events: (i) the making by Tenant of any general arrangement or assignment for the benefit of creditors;
(ii) Tenant's becoming a "debtor" as defined in 11 U.S.C. ss. 101 or any
                          ------
successor statute (unless, in the case of a petition filed against Tenant, the petition is dismissed within sixty (60) days) (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Building or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Building or of Tenants interest in this Lease, where such seizure is not discharged within thirty (30) days, provided; however, in the event that any provision of this Section 14.1 is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

     14.2 Landlord's Remedies. In the event of any Default by Tenant, Landlord may at any time thereafter, without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

           (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Property, expenses of reletting, which shall be limited to necessary renovation and alteration of the Building and any real estate commission actually paid, the amount by which the unpaid rent for the balance of the term exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided and that portion of the leasing commission paid by Landlord applicable to the unexpired term of this Lease.

           (b) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have vacated or abandoned the Property. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

           (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state of Washington. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

     Landlord shall mitigate any damage by making reasonable efforts to relet the Property or the Building on reasonable terms. Landlord may relet for a shorter or longer period of time than the Lease Term and make reasonably necessary repairs or alterations. All sums collected from reletting shall be applied first to Landlord's reasonable and necessary expenses of reletting, and then to the payment of amounts due from Tenant to Landlord under this Lease.

     14.3 Default by Landlord. Except as otherwise provided in this Lease, Landlord shall not be in default unless Landlord fails to perform any of its obligations under the Lease, or to correct a breach of any warranty or representation made in this Lease, within a reasonable time, but in no event later than the (30) days after written notice by Tenant to Landlord specifying the nature of Landlord's failure; provided, however, that if more than thirty
(30) days are required for Landlord to cure the breach then Landlord shall not be in default if Landlord commences such cure within such thirty (30) day period and diligently prosecutes the cure to completion.

     14.4 Tenant's Remedies. If Landlord commits a Default, Tenant may pursue any remedy now or hereafter available to Tenant under the laws or judicial decisions of the state of Washington.

     14.5 Self-Help. If either party Defaults, the other party may, without being obligated to do so and without waiving the Default, cure the Default. The defaulting party shall pay the nondefaulting party on demand all reasonable costs, expenses and disbursements incurred by the nondefaulting party to cure the Default.

15.  Environmental Provisions.

     15.1  Environmental Law. The term "Environmental Law" means any federal,
                                        -----------------
state or local law, statute, ordinance, regulation or order pertaining to health, industrial by hygiene, environmental conditions or hazardous substances or materials including those defined in this Section as "Hazardous Substances."
                                                         --------------------

     15.2  Hazardous Substances. The term "Hazardous Substance" means any
                                           -------------------
hazardous or toxic substance, material or waste, pollutants or contaminants, as defined, listed or regulated, now or in the future by any federal, state or local law, ordinance, code, regulation, rule, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any environmental conditions, health or industrial hygiene, including without limitation, (i) chlorinated solvents, (ii) petroleum products or by-products,
(iii) asbestos, and (iv) polychlorinated biphenyls.

     15.3 Landlord's Representation; Agreement. To the actual knowledge of Landlord, Landlord represents and warrants that (i) the Land and the Building do not contain any Hazardous Substances in violation of Environmental Law, and (ii) Landlord has complied with all mandatory requirements of Environmental Law. Landlord agrees to comply with all Environmental Law regulating Hazardous Substances found in, on or about the Property (including the Building) and to promptly remedy any violation of such law with respect to Hazardous Substances generated or disposed of by Landlord. Landlord and Tenant shall promptly give written notice to the other party of any alleged or actual violation of any Environmental Law affecting the Property (including the Building). If a violation of an Environmental Law occurs or is discovered, Landlord may at Landlord's option either (i) remedy such violation (except for violations caused by Tenant) as soon as reasonably possible at Landlord's sole cost and expense, or (ii) give sixty (60) days written notice to Tenant of Landlord's option to cancel and terminate this Lease. If Landlord's remedy under section (i) above will take more than one hundred eighty (180) days to complete based on Landlord's reasonable estimate, then Tenant may elect to terminate this Lease upon thirty (30) days written notice. If Tenant does not elect to terminate this Lease pursuant to this section, then Landlord shall immediately commence and diligently pursue the remedy of the violation of Environmental Law. Tenant shall cooperate with Landlord in connection with the remedy, including but not limited to the approval and/or execution of required remediation plans.

     15.4 Tenant's Agreement. Neither Tenant nor its employees, agents or contractors will use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about the Building, or off-site the Building, or transport to or from the Building, any Hazardous Substance except in compliance with Environmental Laws.

     15.5  Indemnity. Each party (the "Indemnitor") shall protect, indemnify,
                                       ----------
defend and hold harmless the other party and its directors, officers, employees, agents, parents, subsidiaries, successors and assigns (collectively, the "Indemnitee") from any loss, damage, cost expense or liability (including
 ----------
reasonable attorneys' fees and costs) directly or indirectly arising out of or attributable to the Indemnitor's use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance on, under or about the Property or a breach of any representation, warranty, covenant or agreement contained in this Section 15 including, without limitation, the costs of any required or necessary repairs, cleanup or detoxification of the Property and the preparation and implementation of any closure, remedial or other required plans. Rent shall abate to the extent the presence of a hazardous Substance or a violation of Environmental Law (in either case not caused by Tenant, its employees, agents or contractors) materially interferes with Tenant's use of the Property.

     15.6 Survival. This Section 15 shall survive expiration or termination of this Lease.

16.  General Provisions.

     16.1 Subordination. This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security hereafter placed upon the Building; provided, however, that (i) Tenant is provided with an executed Subordination, Attornment, and Non-Disturbance Agreement containing a provision to the effect that so long as Tenant is not in default under the Lease beyond any applicable cure period, Tenant's possession and enjoyment of the Property will not be disturbed and Tenant will not be joined as a party defendant in any action or proceeding for the purpose of diminishing Tenant's interest, rights, or estate under this Lease, and (ii) upon foreclosure of any such mortgage or deed of trust or other proceeding or action for the enforcement thereof, or of any sale thereunder, this Lease shall remain in full force and effect and the rights and possession of Tenant under this Lease shall not be disturbed. Provided the above conditions are met, Tenant shall attorn to the successor of Landlord's interest under this Lease.

     16.2 Tenant Audit. Tenant shall have the right, at Tenant's expense, to review at reasonable times Landlord's books and records for any fiscal year, a portion of which falls within the Term, for purposes of verifying Landlord's calculation of amounts payable by Tenant to Landlord under Sections 4 and 6 of this Lease. If Tenant disputes the amount in any statement set forth by Landlord, Tenant shall have the right, and upon condition that Tenant first deposits the full amount in dispute with Landlord, to cause Landlord's books and records with respect to such fiscal year to be audited by a certified public accountant selected by Tenant, subject to Landlord's reasonable approval. The amount shall be appropriately adjusted on the basis of the audit. If the audit discloses a liability for a refund or credit by Landlord to Tenant in excess of ten percent (10%) of the amount previously reported by Landlord, the cost of the audit shall be borne by Landlord. Otherwise, the cost of the audit shall be paid by Tenant.

     16.3 Estoppel Statement. Tenant shall at any time upon not less than fifteen (15) days' prior written notice from Landlord execute, acknowledge, and deliver to Landlord a written statement (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent, security deposit, and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the pan of Landlord hereunder, or specifying such defaults, if any, which are claimed.

     16.4  Landlord's Interests. The term "Landlord" as used herein shall mean
                                           --------
only the owner or owners at the time in question of the fee title. In the event of any transfer of such title, Landlord herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed- provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. Nothing herein shall be deemed to relieve Landlord of any liability for its acts, omissions or obligations occurring or accruing up to and including the date of such transfer. Subject to the foregoing conditions, the obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assignees, only during their respective periods of ownership.

     16.5 Landlord Access. Landlord shall be entitled to access to the Building upon giving Tenant twenty four (24) hours' advance written notice, except in the case of an emergency for which Landlord shall give Tenant such notice as is practicable under the circumstances. Landlord shall cause the least interference to Tenant's business reasonably possible and shall promptly finish any work for which it entered the Building. If Landlord causes damage to Tenant's property, Landlord shall be liable for any damage to the extent not covered by Tenant's insurance or the insurance Tenant is required to carry under Section 9 (whichever is greater). Notwithstanding the foregoing, Rent shall not abate and Landlord shall not be liable to Tenant for damages if Landlord enters the Building for the purpose of making repairs pursuant to Section 7.3. Landlord and Landlord's agents shall have the right to enter the Building at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, tenants, or lenders, and making such alterations, repairs, improvements or additions to the Building or to the Building as Landlord may deem necessary or desirable.

     16.6 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision of this Lease.

     16.7 Entire Agreement; Amendments; Waiver. This Lease contains the entire integrated agreement of the parties with respect to any matter mentioned in this Lease. No contemporaneous or prior agreement, understanding or statement pertaining to any such matter shall be binding on the parties. This Lease may be modified in writing only, signed by the parties. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant or Landlord of the same or any other provision.

     16.8 Binding Effect; Choice of Law; Venue. This Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Washington. The parties hereby irrevocably and unconditionally submit in any legal action or proceeding relating to this Lease to the jurisdiction of the courts of the State of Washington located in King County and, in any such action or proceeding, consent to jurisdiction in such courts and waive any objection to the venue in any such court.

     16.9 Attorneys' Fees. If either party brings an action to enforce the terms of this Lease or to declare rights under this Lease, the prevailing party in any such action, on trial or appeal, shall be entitled to its reasonable attorneys' fees to be paid by the losing party as fixed by the court.

     16.10 Quiet Possession. Landlord warrants and agrees that so long as Tenant is not in default under this Lease, Tenant's peaceable and quiet enjoyment of the Property shall not be disturbed by anyone claiming by or through the Landlord.

     16.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party.

17. Notices. Any notice required under this Lease shall be to writing and sent by certified mail or personally delivered as follows or delivered by facsimile with prompt confirmation by telephone:

Landlord:   Martin Tobias                      Tenant:  Encoding.com, Inc.
            Alex Tobias                                 3406 East Union Street
            3601 East Union Street                      Seattle, WA 98122
            Seattle, WA 8122                            Attn:  Charles Waite
            Telephone No.:  (206) 328-9041              Chairman of the Board
            Facsimile No.:  (206) 329-3276              Phone:  (206) 285-7205
                                                        Fax:  (206) 285-1128

     Notices shall be deemed to have been given upon receipt or attempted delivery where delivery is not accepted. Either party may change its address by notifying the other party as set forth above, Tenant shall also give default notices to Landlord's mortgagee after receiving notice from Landlord of the mortgagee's name and address.

18. Waiver of Consequential Damages. Landlord and Tenant waive any claim for consequential damages that one party may have against the other for breach of or failure to perform or observe the requirements and obligations created by this Lease. By way of illustration only and not by way of limitation, consequential damages shall include lost profits, lost business opportunities, interference with business or contractual expectancies, loss of equity in property (whether the Building or other property), or any speculative or remote damages.

19. Confidentiality. Landlord shall not distribute, copy, or otherwise submit, orally or in writing, this Lease or any summary thereof, to any other person or entity, except its servant, agents, employees, attorneys, consultants, legal representatives, successors and assigns. In addition, all information learned by or disclosed to Landlord with respect to Tenant's business or information disclosed or discovered during an entry by Landlord into the Building, shall be kept strictly confidential by Landlord, Landlord's attorneys, consultants, legal representatives. successors, assigns, employees, servants and agents and shall not be used (except for Landlord's confidential internal purposes) or disclosed to others by Landlord, or Landlord's servants, agents, employees, legal representatives, successors or assigns, without the express prior written consent of Tenant, which Tenant may withhold in its sole and absolute discretion.

                           [Signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

                                       TENANT:

                                       ENCODING.COM, INC.,
                                       a Delaware corporation


                                          /s/ Charles P. Waite, Jr.
                                       By:______________________________
                                          Charles P. Waite
                                          Chairman of the Board of Directors


                                       LANDLORD:

                                       MARTIN TOBIAS

                                          /s/ Martin Tobias
                                       _____________________________


                                       ALEX TOBIAS

                                          /s/ Alex Tobias
                                       _____________________________



                      [SIGNATURE PAGE TO LEASE AGREEMENT]

STATE OF WASHINGTON      )
                         ) ss
COUNTY OF KING           )

     I certify that I know or have satisfactory evidence that Charles P. Waite is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Chairman of the Board of Directors of ENCODING.COM, INC., to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated: 12/9, 1998


                              /s/ Kristin S.P. Doyle
                              _____________________________________
                                  Notary Public

                                  Kristin S.P. Doyle
     [Seal or Stamp]          _____________________________________
                                 [Printed Name]

                              My commission expires 11/1/01

STATE OF WASHINGTON      )
                         ) ss
COUNTY OF KING           )

     I certify that I know or have satisfactory evidence that Martin Tobias and Alex Tobias are the persons who appeared before me, and said persons acknowledged that he and she signed this instrument, on oath stated that he and she were authorized to execute the instrument and acknowledged it to be the free and voluntary act of such parties for the uses and purposes mentioned in the instrument.
                2/3/99
     Dated: _______________

                                       /s/ Donald Fleeks
                                 ___________________________________
                                       Notary Public

                                       Donald Fleeks
     [Seal or Stamp]             ___________________________________
                                       [Printed Name]
                                                         2/4/99
                                 My commission expires ___________